EXHIBIT 23.1

                                [GRAPHIC OMITTED]
                                 DIXON ODOM PLLC
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-83875) of Wake Forest Bancshares, Inc. of our report dated October 24, 2003, relating to the consolidated financial condition of Wake Forest Bancshares, Inc. and subsidiary as of September 30, 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended September 30, 2003, appearing in this Annual Report on Form 10-KSB of Wake Forest Bancshares, Inc.

/s/ Dixon Odom PLLC

Sanford, North Carolina
December 29, 2003